Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Finance and Treasurer
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE REPORTS SECOND QUARTER RESULTS
GREENVILLE, SC -- February 5, 2026 -- ScanSource, Inc. (NASDAQ: SCSC), a leading technology distributor uniquely positioned to address complex, converging technologies, today announced financial results for the second quarter ended December 31, 2025.

	Second Quarter Summary
	Q2 FY26	Q2 FY25	Change
	(in thousands, except percentages and per share data)
Select reported measures:
Net sales	$766,512	$747,497	2.5%
Gross profit	$102,910	$101,723	1.2%
Gross profit margin %	13.4%	13.6%	-18bp
Operating income	$17,868	$18,444	-3.1%
GAAP net income	$16,493	$17,053	-3.3%
GAAP diluted EPS	$0.75	$0.70	7.1%
Select Non-GAAP measures*:
Adjusted EBITDA	$31,193	$35,299	-11.6%
Adjusted EBITDA margin %	4.07%	4.72%	-65bp
Non-GAAP net income	$17,611	$20,698	-14.9%
Non-GAAP diluted EPS	$0.80	$0.85	-5.9%
Note: Margin % reflects measure as a percentage of sales.
* Represents non-GAAP financial measures. For more information and a reconciliation to the most directly comparable GAAP financial measure, see "Non-GAAP Financial Information" below as well as the accompanying Supplementary Information.

“For the quarter, our team delivered net sales and gross profit growth in both segments, along with strong free cash flow,” said Mike Baur, Chair and CEO, ScanSource, Inc. “We are committed to our three-year goals that align with our strategic plan.”

Quarterly Results

Net sales for the second quarter of fiscal year 2026 totaled $766.5 million, an increase of 2.5% year-over-year, or an increase of 1.7% on a non-GAAP basis. Net sales for products and services increased 1.9% year-over-year, and recurring revenue increased 15.9% year-over-year including acquisitions. For Specialty Technology Solutions, second quarter net sales of $741.5 million increased 2.5% year-over-year, driven by growth in North America. Intelisys & Advisory net sales for the second quarter increased 3.1% year-over-year to $25.0 million led by Intelisys organic net sales growth.

Gross profit for the second quarter of fiscal year 2026 increased 1.2% year-over-year to $102.9 million, with a gross profit margin of 13.4% versus 13.6% in the prior-year quarter. For the second quarter of fiscal year 2026, the percentage of gross profit from recurring revenue increased to 37.2%, from 32.5% for the prior-year period.

For the second quarter of fiscal year 2026, operating income was $17.9 million, compared to $18.4 million in the prior-year quarter. Second quarter fiscal year 2026 non-GAAP operating income decreased to $23.2 million from $25.9 million in the prior-year quarter.

On a GAAP basis, net income for the second quarter of fiscal year 2026 totaled $16.5 million, or $0.75 per diluted share, compared to net income of $17.1 million, or $0.70 per diluted share, for the prior-year quarter. Second quarter fiscal year 2026 non-GAAP net income decreased to $17.6 million, or $0.80 per diluted share, from $20.7 million, or $0.85 per diluted share, for the prior-year quarter. On a non-GAAP basis, adjusted EBITDA for the second quarter of fiscal year 2026 totaled $31.2 million, or 4.07% of net sales, compared to $35.3 million, or 4.72% of net sales, for the prior-year quarter.

Balance Sheet and Cash Flow

As of December 31, 2025, ScanSource had cash and cash equivalents of $83.5 million and total debt of $102.7 million.

For fiscal year 2026, ScanSource generated $54.1 million of operating cash flow and $49.7 million of free cash flow (non-GAAP). ScanSource also had share repurchases of $38.7 million for the six months of fiscal 2026.

Annual Financial Outlook for Fiscal Year 2026

ScanSource updates its expectations for net sales and adjusted EBITDA for the full fiscal year ended June 30, 2026 and replaces previously provided guidance.

	FY26 Annual Outlook	Prior FY26 Annual Outlook
Net sales	$3.0 billion to $3.1 billion	$3.1 billion to $3.3 billion
Adjusted EBITDA (non-GAAP)	$140 million to $150 million	$150 million to $160 million
Free cash flow (non-GAAP)	At least $80 million	At least $80 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash shared-based compensation expense. Free cash flow is a non-GAAP measure, which excludes the effect of estimated capital expenditures from estimated operating cash flow. These measures are forward-looking, and actual results may differ materially.

ScanSource believes that a quantitative reconciliation of such forward-looking information to the most directly comparable GAAP financial measures cannot be made without unreasonable efforts, because a reconciliation of these non-GAAP financial measures would require an estimate of future non-operating items such as acquisitions and divestitures, restructuring costs, impairment charges and other unusual or non-recurring items. Neither the timing nor likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measures is not provided.

Governance Changes

ScanSource's Board of Directors has appointed Charles A. Mathis to succeed Peter C. Browning as the Lead Independent Director of the Board and Chair of the Nominating and Corporate Governance Committee of the Board, effective January 29, 2026. Peter Browning will continue to serve on the Board as an independent director and on each of the committees. The Board appointed Vernon J. Nagel to succeed Charles Mathis as the Chair of the Audit Committee of the Board, also effective January 29, 2026.

Webcast Details and Earnings Infographic
At approximately 8:45 a.m. ET today, an Earnings Infographic, as a supplement to this press release and the earnings conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, February 5, 2026, at 10:30 a.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including ScanSource's FY26 annual outlook, which involve risks and uncertainties, many of which are beyond ScanSource's control. No undue reliance should be placed on such statements, as any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the following factors, which are neither presented in order of importance nor weighted: macroeconomic conditions, including potential prolonged economic weakness, inflation, tariffs and changes in trade policy, the failure to manage and implement ScanSource's growth strategy, the ability for ScanSource to realize the synergies or other benefits from acquisitions, credit risks involving ScanSource's larger channel sales partners and suppliers, changes in interest and exchange rates and regulatory regimes impacting ScanSource's international operations, including new or increased tariffs, risk to the business from a cyberattack, a failure of IT systems, failure to hire and retain quality employees, loss of ScanSource's major channel sales partners, relationships with key suppliers and channel sales partners or a termination or a modification of the terms under which it operates with these key suppliers and channel sales partners, changes in ScanSource's operating strategy, and other factors set forth in the "Risk Factors" contained in ScanSource's annual report on Form 10-K for the year ended June 30, 2025. Except as may be required by law, ScanSource expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or otherwise.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), ScanSource also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude items such as amortization of intangible assets related to acquisitions, acquisition and divestiture costs, gain/loss on sale of business, and restructuring costs and include other non-GAAP adjustments.

Net sales on a constant currency basis excluding acquisitions and divestitures to calculate organic growth ("non-GAAP net sales"): ScanSource discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions and divestitures prior to the first full year from the transaction date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, change in fair value of contingent consideration, and other non-GAAP adjustments, including acquisition and divestiture costs, restructuring costs, cyberattack restoration costs, tax recovery, and non-cash share-based compensation expense. Since Adjusted EBITDA excludes some non-cash costs of investing in ScanSource’s business and people, management believes that Adjusted EBITDA shows the profitability from the business operations more clearly. The Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.

Adjusted return on invested capital ("Adjusted ROIC"): Adjusted ROIC assists management in comparing ScanSource's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of its performance. Adjusted ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of ScanSource's performance during the year.

Free cash flow: ScanSource presents free cash flow as it is a measure used by management to measure our business. ScanSource believes this measure provides more information regarding liquidity and capital resources. Free cash flow is defined as net cash provided by operating activities less capital expenditures.

Net debt: Net debt includes total balance sheet debt less cash and cash equivalents. ScanSource believes this measure is useful in assessing its borrowing capacity.

Additional Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, ScanSource discloses non-GAAP SG&A expenses, non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income, and non-GAAP diluted earnings per share (non-GAAP diluted EPS). These non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition and divestiture costs, restructuring costs, and other non-GAAP adjustments. These metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding ScanSource's performance especially when comparing results with previous periods or forecasting performance for future periods.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that ScanSource reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of ScanSource's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading technology distributor uniquely positioned to address complex, converging technologies and to accelerate growth for channel sales partners across hardware, software as a service (SaaS), connectivity and cloud services. ScanSource enables channel sales partners to deliver converging solutions for their end users. ScanSource uses multiple sales models to offer technology solutions from leading suppliers of specialty technologies, connectivity and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2025 Best Places to Work in South Carolina and on the Fortune World’s Most Admired Companies 2026 list. ScanSource ranks #875 on the Fortune 1000. For more information, visit www.scansource.com.

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)
	December 31, 2025	June 30, 2025*
Assets
Current assets:
Cash and cash equivalents	$83,466	$126,157
Accounts receivable, less allowance of $31,534 at December 31, 2025 and $27,821 at June 30, 2025	605,411	635,521
Inventories	490,259	483,815
Prepaid income tax expense	11,208	2,821
Prepaid expenses and other current assets	112,727	122,138
Total current assets	1,303,071	1,370,452
Property and equipment, net	32,158	31,169
Goodwill	244,178	230,820
Identifiable intangible assets, net	72,423	62,909
Deferred income taxes	14,172	18,769
Other non-current assets	75,669	71,487
Total assets	$1,741,671	$1,785,606
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$576,662	$598,595
Accrued expenses and other current liabilities	67,982	71,263
Current portion of contingent consideration	16,447	1,318
Income taxes payable	274	3,927
Current portion of long-term debt	2,866	7,861
Total current liabilities	664,231	682,964
Long-term debt, net of current portion	99,797	128,288
Long-term portion of contingent consideration	12,153	17,782
Other long-term liabilities	54,604	50,163
Total liabilities	830,785	879,197
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 21,645,381 and 22,217,421 shares issued and outstanding at December 31, 2025 and June 30, 2025, respectively	—	—
Retained earnings	1,027,300	1,020,833
Accumulated other comprehensive loss	(116,414)	(114,424)
Total shareholders’ equity	910,886	906,409
Total liabilities and shareholders’ equity	$1,741,671	$1,785,606

*Derived from audited financial statements.

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended December 31,		Six months ended December 31,
	2025	2024	2025	2024
Net sales	$766,512	$747,497	$1,506,162	$1,523,077
Cost of goods sold	663,602	645,774	1,295,779	1,319,735
Gross profit	102,910	101,723	210,383	203,342
Selling, general and administrative expenses	78,114	73,920	153,388	145,626
Depreciation expense	1,434	2,902	3,011	5,759
Intangible amortization expense	4,285	5,001	8,689	9,359
Restructuring and other charges	—	313	—	5,381
Change in fair value of contingent consideration	1,209	1,143	1,523	1,143
Operating income	17,868	18,444	43,772	36,074
Interest expense	1,946	1,970	3,859	4,078
Interest income	(3,363)	(2,693)	(6,543)	(5,352)
Other (income) expense, net	(136)	(543)	37	(5,325)
Income before income taxes	19,421	19,710	46,419	42,673
Provision for income taxes	2,928	2,657	10,047	8,645
Net income	$16,493	$17,053	$36,372	$34,028

Per share data:
Net income per common share, basic	$0.75	$0.72	$1.66	$1.42
Weighted-average shares outstanding, basic	21,865	23,806	21,942	23,976

Net income per common share, diluted	$0.75	$0.70	$1.63	$1.39
Weighted-average shares outstanding, diluted	22,110	24,217	22,248	24,450

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Six months ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$36,372	$34,028
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,138	15,603
Amortization of debt issue costs	434	193
Provision for doubtful accounts	5,580	5,925
Share-based compensation	6,536	5,492
Deferred income taxes	32	2,306
Change in fair value of contingent consideration	1,523	1,143
Finance lease interest	28	48
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	24,077	21,110
Inventories	(6,618)	16,316
Prepaid expenses and other assets	945	(380)
Other non-current assets	(3,861)	3,145
Accounts payable	(21,383)	(64,915)
Accrued expenses and other liabilities	1,872	(1,834)
Income taxes payable	(3,623)	462
Net cash provided by operating activities	54,052	38,642
Cash flows from investing activities:
Capital expenditures	(4,370)	(4,348)
Cash paid for business acquisitions, net of cash acquired	(18,358)	(56,673)
Proceeds from sale of business, net of cash transferred	—	2,569
Net cash used in investing activities	(22,728)	(58,452)
Cash flows from financing activities:
Borrowings on revolving credit	141,738	26,587
Repayments on revolving credit	(141,738)	(26,636)
Borrowings on long-term debt	100,000	—
Repayments on long-term debt	(133,486)	(4,107)
Repayments on finance lease obligation	(523)	(547)
Debt issuance costs	(1,417)	—
Contingent consideration payments	(1,375)	—
Exercise of stock options	4,854	9,489
Taxes paid on settlement of equity awards	(2,634)	(4,805)
Common stock repurchased	(38,687)	(52,342)
Net cash used in financing activities	(73,268)	(52,361)
Effect of exchange rate changes on cash and cash equivalents	(747)	(2,769)
Decrease in cash and cash equivalents	(42,691)	(74,940)
Cash and cash equivalents at beginning of period	126,157	185,460
Cash and cash equivalents at period end	$83,466	$110,520

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended December 31,
	2025	2024
Reconciliation of Net Income to Adjusted EBITDA:
Net income (GAAP)	$16,493	$17,053
Plus: Interest expense	1,946	1,970
Plus: Income taxes	2,928	2,657
Plus: Depreciation and amortization	5,938	8,132
EBITDA (non-GAAP)	27,305	29,812
Plus: Change in fair value of contingent consideration	1,209	1,143
Plus: Share-based compensation	3,660	3,021
Plus: Acquisition costs (a)	593	151
Plus: Cyberattack restoration costs	53	30
Plus: Restructuring costs	—	313
Plus: Legal settlement	—	1,579
Plus: Tax recovery	(789)	(750)
Plus: Insurance recovery, net of payments	(838)	—
Adjusted EBITDA (numerator for Adjusted ROIC) (non-GAAP)	$31,193	$35,299

Invested Capital Calculations:
Equity – beginning of the period	$914,032	$920,893
Equity – end of the period	910,886	900,662
Plus: Change in fair value of contingent consideration, net	907	861
Plus: Share-based compensation, net	2,741	2,271
Plus: Acquisition costs (a)	593	151
Plus: Cyberattack restoration costs, net	39	23
Plus: Restructuring costs, net	—	236
Plus: Insurance recovery, net	(629)	—
Plus: Legal settlement, net	—	1,189
Plus: Tax recovery, net	(2,991)	(2,560)
Average equity	912,789	911,863
Average funded debt (b)	131,470	142,143
Invested capital (denominator for Adjusted ROIC) (non-GAAP)	$1,044,259	$1,054,006

Adjusted return on invested capital ratio (Adjusted ROIC), annualized (c)	11.9%	13.3%

(a) Acquisition costs are generally non-deductible for tax purposes.
(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.
(c) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 92 days in the current quarter and prior-year quarter.

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended December 31,
	2025	2024	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$741,540	$723,277	2.5%
Foreign exchange impact (a)	(4,412)	—
Less: Acquisitions	(2,034)	—
Non-GAAP net sales	$735,094	$723,277	1.6%

Intelisys & Advisory:
Non-GAAP net sales	$24,972	$24,220	3.1%

Consolidated:
Net sales, reported	$766,512	$747,497	2.5%
Foreign exchange impact (a)	(4,412)	—
Less: Acquisitions	(2,034)	—
Non-GAAP net sales	$760,066	$747,497	1.7%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2025 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2024.

Net Sales by Revenue Type:

	Quarter ended December 31,
	2025	2024	% Change
	(in thousands)
Net sales by product/service:
Products and services	$724,489	$711,235	1.9%
Recurring revenue(a)	42,023	36,262	15.9%
	$766,512	$747,497	2.5%
(a) Recurring revenue represents primarily agency commissions, managed connectivity, SaaS, subscriptions, and hardware rentals.

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
Net Sales by Geography:
	Quarter ended December 31,
	2025	2024	% Change
United States:	(in thousands)
Net sales, reported (a)	$707,366	$687,111	2.9%
Less: Acquisitions	(2,034)	—
Non-GAAP net sales	$705,332	$687,111	2.7%

Brazil:
Net sales, reported (b)	$59,146	$60,386	(2.1)%
Foreign exchange impact (c)	(4,412)	—
Non-GAAP net sales	$54,734	$60,386	(9.4)%

Consolidated:
Net sales, reported	$766,512	$747,497	2.5%
Foreign exchange impact (c)	(4,412)	—
Less: Acquisitions	(2,034)	—
Non-GAAP net sales	$760,066	$747,497	1.7%

(a) Includes net sales in Canada that are supported by U.S. operations and represent less than 5.0% of United States net sales for the quarters ended December 31, 2025 and 2024.
(b) Includes net sales from outside of the United States, Canada and Brazil, which represent less than 0.1% of Brazil net sales for the quarters ended December 31, 2025 and 2024.
(c) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2025 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2024.

Free Cash Flow:
	Quarter ended December 31,		Six months ended December 31,
	2025	2024	2025	2024
GAAP operating cash flow	$30,838	$(6,190)	$54,052	$38,642
Less: Capital expenditures	(1,975)	(1,974)	(4,370)	(4,348)
Free cash flow (non-GAAP)	$28,863	$(8,164)	$49,682	$34,294

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Reconciliation of Other Non-GAAP Financial Information:

	Quarter ended December 31, 2025
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition costs (a)	Restructuring costs	Tax recovery	Cyberattack restoration costs	Insurance Recovery	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$78,114	$—	$—	$(593)	$—	$789	$(53)	$—	$78,257
Operating income	17,868	4,285	1,209	593	—	(789)	53	—	23,219
Pre-tax income	19,421	4,285	1,209	593	—	(789)	53	(838)	23,934
Net income	16,493	3,199	907	593	—	(2,991)	39	(629)	17,611
Diluted EPS	$0.75	$0.14	$0.04	$0.03	$—	$(0.14)	$—	$(0.03)	$0.80

	Quarter ended December 31, 2024
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition costs (a)	Restructuring costs	Tax recovery	Cyberattack restoration costs	Legal Settlement	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$73,920	$—	$—	$(151)	$—	$750	$(30)	$(1,579)	$72,910
Operating income	18,444	5,001	1,143	151	313	(750)	30	1,579	25,911
Pre-tax income	19,710	5,001	1,143	151	313	(750)	30	1,579	27,177
Net income	17,053	3,745	861	151	236	(2,560)	23	1,189	20,698
Diluted EPS	$0.70	$0.15	$0.04	$0.01	$0.01	$(0.11)	$—	$0.05	$0.85

(a) Acquisition costs for the quarters ended December 31, 2025 and December 31, 2024 are generally nondeductible for tax purposes.